As filed with the Securities and Exchange Commission on October 24, 2024

Registration File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

COMSTOCK INC.

(Exact name of registrant as specified in its charter)

Nevada	65-0955118
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

117 American Flat Road

Virginia City, NV 89440

(775) 847-5272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corrado De Gasperis

Executive Chairman & Chief Executive Officer

117 American Flat Road
Virginia City, NV 89440
(775) 847-5272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Clyde W. Tinnen, Esq.

Foley & Lardner LLP
777 East Wisconsin Avenue, 39th Floor
Milwaukee, WI 53202

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 24, 2024

6,864,696 Shares of Common Stock

This prospectus relates to the offer and resale by Alvin Fund LLC, the selling stockholders, and each of their respect subsequent transferees, pledgees, donees and successors (the “seller”) of up to 6,864,696 shares of our Common Stock, par value $0.000666 per share (the “Common Stock”).

The shares offered hereby may be sold from time to time by the seller. The seller is not required to offer or sell any shares, pursuant to this prospectus or otherwise. The seller anticipates that, if and when offered and sold, the shares will be offered and sold in transactions effected on NYSE AMERICAN LLC, or NYSE AMERICAN, at then prevailing market prices. The seller has the right, however, to offer and sell the shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated.

All proceeds from sales of shares by seller will be retained by the seller. We will not receive any proceeds from the sale of shares by the seller. We will bear all of the expenses in connection with the registration of the shares offered hereby, including legal and accounting fees.

You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our shares.

Our Common Stock is listed on the NYSE AMERICAN under the symbol “LODE.” On October 23, 2024, the closing price of one share of our Common Stock on NYSE AMERICAN was $0.44 per share.

Investing in our securities involves risks that are referenced in the “Risk Factors” section, at page 8, of this prospectus and are set forth in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, the seller may, from time to time, offer and sell shares of our Common Stock pursuant to this prospectus. This prospectus provides you with a general description of the securities the seller may offer.

You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you must rely on the information in the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since those dates.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise requires, “Comstock,” “we,” “us” and “our,” “our Company” or the “Company” refer to Comstock Inc. and its consolidated subsidiaries. In addition, unless the context requires otherwise, reference to the “Board” refers to the Board of Directors of Comstock Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file with the Commission at, and obtain a copy of any such document by mail from, the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the Commission. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the Commission’s web site described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the Commission. We maintain a web site at http://www.comstock.inc. The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Commission pursuant to the Exchange Act and hereby incorporate them by reference in the registration statement:

We incorporate by reference the documents listed below and any future documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024 (the “2023 Form 10-K”); and

(b)

Our quarterly report on Form 10-Q for the quarters ended March 31, 2024,  June 30, 2024 and September 30, 2024, filed with the Commission on April 29, 2024, August 8, 2024 and October 22, 2024, respectively (the “Form 10-Qs”); and

(c)

Our current reports on Form 8-K filed with the Commission on January 8, 2024, February 14, 2024, March 29, 2024 (as amended), April 8, 2024, April 24, 2024, April 24, 2024, April 30, 2024, May 20, 2024, May 31, 2024, July 19, 2024, August 8, 2024, September 18, 2024, September 19, 2024, October 2, 2024 and October 7, 2024; and

(d)	The description of our Common Stock contained in our Form 8-A (File No. 001-35200), filed with the Commission under Section 12 of the Exchange Act on June 8, 2011 (the “Form 8-A”); and

(e)	Our proxy statement on Schedule 14A, filed with the Commission on April 16, 2024.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Such requests should be directed to:

Comstock Inc.

P.O. Box 1118

Virginia City, Nevada 89440

Attention: Investor Relations

Telephone: (775) 847-5272

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere or incorporated by reference in this prospectus, including financial statements and the related notes. You should carefully consider, among other things, the matters discussed under “Risks Factors” in the Form 10-K and in other documents that we subsequently file with the Commission that are incorporated by reference herein.

The Company

OVERVIEW

Comstock innovates and commercializes technologies that enable systemic decarbonization, primarily by enabling the extraction and conversion of under-utilized natural resources into renewable energy and related products that integrate into existing global supply chains, facilitate the clean energy transition that reduce reliance on fossil fuels and contribute to net zero mobility.

Our goal is to Accelerate the Commercialization of Hard Technologies for the Energy Transition primarily in renewable fuels, electrification metals, and artificial intelligence enabled mineral and materials development. Our strategic plan is based on accelerating the rate that our system innovates, enables and commercializes material science solutions that use our technologies to reduce reliance on long cycle fossil fuels, shift to short cycle fuels, and lead and support the adoption and growth of a profitable, balanced short cycle ecosystem that continuously offsets, recycles, and/or neutralizes carbon emissions. We are pushing the boundaries in technology development and sustainability by leveraging our systems unique design, our teams’ unique skills, our diverse technology portfolio, and our frontier research networks toward achieving breakthrough innovations that deliver meaningful positive impact across communities.

Our approach integrates frontier scientific discovery with our systemic management practices into One System aligned and capable to meet the demand for commercial-ready energy transition solutions. Our operations primarily involve the innovation, development, and commercialization of our intellectual properties and related assets, with integrated teams focused on each core function in dedicated lines of business organized to address high impact decarbonization targets. We innovate and develop technologies to achieve significant growth on industry-wide scales by creating financial and other incentives for rapid integration into and across entire industries. Our commercialization plans are designed to facilitate that result, such as by selling process solutions, engineering services and technology licenses that enable clients to use their capital, infrastructure, and other resources to maximize the rate and scale of commercial adoption.

We are currently commercializing pioneering intellectual properties for refining lignocellulosic (woody) biomass into renewable replacements for fossil crude at remarkably high yields, recycling increasingly scarce electrification metals from end-of-life photovoltaics and other electronic devices, and advanced physics based artificial intelligence for precision mining and materials discovery. We make, own and manage investments in related assets to support our businesses, including multiple, existing minority equity positions and partnerships in strategic technology developers, a renewable fuels demonstration facility in Wisconsin, a metals recycling demonstration facility in Nevada, and direct investments in northern Nevada real estate comprised of industrial and commercial properties, strategic water rights and about twelve square miles of mining claims and related surface parcels with measured and indicated mineral resources containing 605,000 ounces of gold and 5,880,000 ounces of silver, and inferred mineral resources containing an additional 297,000 ounces of gold and 2,572,000 ounces of silver.

Our partnerships include licensing and development agreements with, for example, RenFuel K2B AB (“RenFuel”) and the Alliance for Sustainable Energy LLC (“Alliance”), the managing and operating contractor of the U.S. Department of Energy’s (“DOE”) and the National Renewable Energy Laboratory (“NREL”), involving technologies developed by NREL and the Massachusetts Institute of Technology (“MIT”) (and collectively, the NREL Technologies).

RenFuel’s license is for the expansive use of their technologies and for the continued development and commercialization of advanced applications of RenFuel’s and Comstock’s complimentary technologies and with an unaffiliated research and development company for purposes of conducting certain research and development work for increasing fuel yields, reducing carbon impact and lowering costs.

NREL’s license represents an exclusive worldwide right to use the NREL Technologies in the processing and conversion of woody biomass to renewable fuels, subject to limited geographic restrictions, in exchange for royalty and other fees linked to related sales.

The Company recently executed an indicative term sheet for $325 million (about $315 million net of transaction fees) in funding through SBC Commerce LLC (“SBCC”), a U.S. based, globally positioned, private equity group. The transaction is subject to final due diligence and applicable regulatory approvals, and includes $200 million into Comstock Fuels Corporation; $22 million into Comstock Metals; $50 million into Comstock Mining; and $50 million for the sales of the Company's real estate and water rights in Silver Springs, NV. This term sheet represents a combination of direct equity and/or debt financing and certain asset sales that secures timely and essential growth capital to advance, elevate and accelerate the commercialization of the Company’s fuels, metals and mining businesses.

The transaction package includes $275 million (about $267 million net of transaction fees) of direct equity and/or debt financing into Comstock’s three main operating subsidiaries, including a $3 million direct equity investment into common shares of Comstock itself, as well as an agreement to sell the membership interests in the entities that own Comstock’s directly owned Nevada real estate and water rights for gross proceeds of $50 million ($47 million, net of transaction expenses).

Comstock Fuels - Our Fuels Segment develops and commercializes technologies that extract and convert wasted and unused lignocellulosic biomass into intermediates for refining into advanced renewable fuels. Most renewable fuels draw from the same pool of conventional fats, oils and greases (“FOG”) feedstocks, but the total existing FOG supply can only meet a small fraction of the global mobility demand. Our technologies unblock that constraint by converting abundant, lignocellulosic biomass into biointermediates for refining into high-yielding renewable fuels.

On October 1, 2024, the Company executed an Exclusive License Agreement (“ELA”) and a Cooperative Research and Development Agreement (“CRADA”) with Alliance for Sustainable Energy LLC (“Alliance”), the managing and operating contractor of the U.S. Department of Energy’s (“DOE”) National Renewable Energy Laboratory (“NREL”), involving technologies developed by NREL and the Massachusetts Institute of Technology (“MIT”) for conversion of lignocellulosic biomass into aromatic sustainable aviation fuel (“SAF”). The ELA provides the Company with the exclusive worldwide right to use the NREL technologies in the processing and conversion of seed plants to renewable fuels and renewable fuel feedstocks, subject to limited geographic restrictions, in exchange for royalty and other fees linked to sales of licensed products and sublicensing. The terms of the CRADA involve a three-year scope of work to jointly develop an integrated process based on the Company's existing process and the NREL technologies for the solvocatalytic refining of woody biomass into aromatic SAF and other renewable fuels. The Company will fund the research and contribute staff, equipment, and use of its pilot facility in Wisconsin and the joint work will be supported by NREL, MIT, and Washington State University.

While innovation and development are ongoing and we expect additional advancements, our existing commercially available technologies have proven the potential to produce up to 125 gallons per dry tonne of woody biomass as measured on a Gasoline Gallon Equivalent Basis (“GGE”) basis, with Carbon Intensity (“CI”) scores of 15 or less for Cellulosic Ethanol and our proprietary hydro-deoxygenated Bioleum oil (“HBO”). HBO is used by biofuel refineries to blend with and extend conventional hydroprocessed FOG feedstocks to enhance production of renewable fuels. Complimentary technologies have been secured that can add up to 15 more GGEs.

On September 18, 2024, Comstock Fuels executed a term sheet with SACL Pte. Ltd. (“SACL”), a Singapore-based project development and management company that intends to develop renewable energy projects in Australia and New Zealand (the “Territory”). The term sheet is non-binding, but binding in respect of the essential economic terms until such time as the parties execute definitive agreements.

Comstock Fuels will grant SACL an exclusive marketing agreement for Comstock Fuels’ advanced lignocellulosic biomass refining processes in Australia and New Zealand, and a master non-exclusive license to certain intellectual property for the sole purpose of developing, financing, constructing, and the ongoing management of these renewable production facilities (each, a “Licensed Facility”).

Comstock Fuels and the owner of each Licensed Facility (“Producer”) will execute a separate non-exclusive, site-specific license agreement (“Site License Agreement”) for the development, financing, construction, and management of the corresponding Licensed Facility, and the direct use of the certain intellectual property of Comstock Fuels to produce and sell renewable fuels and related products.

Comstock Fuels will contribute the site-specific license to develop, finance, build, and manage the corresponding Licensed Facility in exchange for 20% of Producer’s fully diluted equity on a post-money basis after completion of construction financing for the corresponding Licensed Facility or scope expansion.

Comstock Fuels will provide each Producer with engineering support services in exchange for 3% of each applicable Producer’s total capital and construction costs, increasing to 6% at and above a capacity of 250,000 metric tons per year (“MTPY”), including an initial upfront payment of $2,500,000 payable upon execution of each applicable Site License Agreement.

Each applicable Producer will also agree to pay to Comstock Fuels an ongoing royalty fee equal to 3% of the total sales of licensed products by each Licensed Facility (“Royalty Fees”), increasing to 6% at and above a capacity of 250,000 MTPY. Royalty Fees shall be paid monthly.

We are also evaluating our own first demonstration scale commercial facility and several, related joint development solutions and systems based on our technologies, as well as feedstock and offtake agreements, licenses, engineering services, and direct equity and/or debt financing of up to $200 million into Comstock Fuels Corporation, for deploying that first demonstration scale commercial facility, primarily from clean energy facilitating, technologically sophisticated and well capitalized partners.

Closing on $200 million of direct equity and/or debt financing into Comstock Fuels for the development and deployment of our first demonstration scale commercial facility, plus the execution of additional commercial agreements, including joint development agreements, offtake agreements, feedstock agreements, and additional licensing agreements represents our 2024 and ongoing objectives.

Comstock Metals - Our Metals Segment recently secured its first industry-scale facility lease, the related county permit for storage, and increasingly significant supplier commitments and all of the necessary permits for operating its previously commissioned demonstration scale commercial photovoltaic recycling facility and commenced receiving revenue in the form of tipping fees during the 2024 second quarter, and revenue from recycled metal and residual material sales from processed end-of-life PV materials during the 2024 third quarter.

During the nine months of 2024, we expanded our metals recycling team, commissioned our first production site, secured all permitting for our first demonstration scale commercial facility, secured long term supply agreements from our first customers, commenced production commissioning activities and recorded revenue from both tipping fees and recycled metal sales, while we continued expanding existing revenue generating supply commitments that included additional decommissioning services for certain customers. We have also completed the site selection and secured our first “industry-scale” production facility and commenced the design and the permitting thereto, having already received our first county-level permit for industry-scale storage and processing.

Closing on $22 million of direct equity and/or debt financing into Comstock Metals, submitting all prerequisite permits, finalizing the industry-scale engineering, ordering all of the industry-scale equipment for our first industry-scale facility, and accelerating site selection for our second and third facilities, are the key 2024 Metals objectives.

Comstock Mining - Our Mining Segment generated income in the form of leases, licenses, and related fees during the first nine months of 2024, and is administered by our wholly owned subsidiaries, Comstock Mining LLC, Comstock Processing and various other local subsidiaries that collectively own or control twelve square miles of properties of patented mining claims, unpatented mining claims and surface parcels in northern Nevada, including six and a half miles of continuous mineralized strike length (the “Comstock Mineral Estate”).

Closing on $50 million of direct equity and/or debt financing into the Mining segment for the full development of the Dayton mine, closing on the sale of the equity interest of the entity that holds certain claims in Storey County, other than the Lucerne resource and processing assets, advancing the preliminary economic assessment for the Dayton resource and progressing toward full economic feasibility for the southern part of the district and the development of preliminary Dayton mine and reclamation plans are key 2024 objectives.

Strategic Investments Segment

We own and manage several investments and projects that are strategic to our plans and ability to produce and maximize throughput in our Fuels, Metals and Mining Segments, that are held for the purpose of complimenting or enhancing our mission of enabling systemic decarbonization and creating value but that are not a component of such other segments or otherwise have distinct operating activities. Our Strategic Investments Segment includes minority equity and equity-linked investments in GenMat (physics-based artificial intelligence), Green Li-ion Pte Limited (lithium-ion battery component recycler and remanufacturing), RenFuel (advanced biofuel development and production) and Sierra Springs Opportunity Fund (northern Nevada real estate) and other equity investments.

Investment in GenMat – Our investments in GenMat represent an integral component of our innovation strategy. GenMat has developed and launched a material science based AI that we believe can simulate critical properties of known materials with high accuracy. GenMat also plans on using its AI to simulate new material characteristics for new and existing applications. We believe these material science based AI models can be employed today, on GenMat’s existing high-performance computing platform, for immediately productive uses.

On October 1, 2024, the Company entered into a binding letter agreement (the “Letter Agreement” with Deep Interstellar Research LLC (“DIR”) and GenMat to (i) separate GenMat’s materials development activities (“Materials Science Business”) and space development activities (“Space Business”); (ii) assign all assets, operations, and liabilities relating to the Materials Business to GenMat; (iii) assign all assets, operations, and liabilities relating to the Space Business to GenMat Development LLC; (iv) exchange 100% of GenMat’s equity in GenMat Development LLC for 100% of DIR’s equity in GenMat; and (v) devise and implement a mutually agreeable transition plan to assist GenMat in developing independent operations for the Material Science Business without the need for support from assets, personnel, and vendors that are utilized by the Space Business. In connection with the foregoing transactions, GenMat will additionally pay $1,000,000 to the founder of GenMat in exchange for assignment of all rights to related intellectual properties, plus a contingent earn-out payment equal to 3% upon the cash realization from GenMat of a valuation in excess of $100,000,000.

Upon completion of the transactions described above, GenMat will become a 100% owned subsidiary of the Company.

Investment in Green Li-ion – Our wholly owned LINICO subsidiary has owned 37,162 preferred shares of Green Li-ion since 2021. On September 12, 2023, LINICO received gross proceeds of $795,510 from the sale of 1,500 Green Li-ion preferred shares (representing approximately 4% of the 37,162 of the shares then owned by LINICO). In 2023, the Company adjusted our investment's carrying value to fair value by increasing that value by $14,577,627 for the remaining 35,662 Green Li-ion preferred shares representing 13.34% of Green Li-ion. The Company intends to sell its remaining shares during 2025.

Investment in SSOF – During 2019, the Company invested $335,000 for 6,700,000 shares. From 2020 through November of 2023, the Company advanced $6,985,000 to SSOF and its subsidiary, for the purpose of purchasing land, payments for deposits on land and payments for an option on land and water rights purchases. On December 29, 2023, the Company and SSOF agreed to convert the full amount of the outstanding advances for an additional 3,880,556 common shares of SSOF stock (at a dollar value of $1.80 per share) that also resulted in an unrealized gain recognized of $11,725,000 on the original 6,700,000 shares. For the nine months ended 2024, the Company invested an additional $530,000 in SSOF at $1.80 per share increasing our equity ownership to 17.38%.

Investments in Properties – The Company directly owns three types of properties in Silver Springs, NV, including 98 acres of industrial land, 160 acres of commercial land, both centrally located in Silver Springs, just south of the Silver Springs Regional Airport and a portfolio of water rights. The Company has begun marketing these assets for sale as both industrial and commercial development as interest in Silver Springs, NV continuously increased during 2024, and accordingly classified these assets as held for sale in the condensed consolidated balance sheet.

Outlook

Our goal is to Accelerate the Commercialization of Hard Technologies for the Energy Transition. We are pushing the boundaries of what is possible in technology and sustainability by leveraging our teams’ unique skills, our diverse technology portfolio and our frontier research and development networks toward achieving breakthrough innovations that deliver meaningful positive impact across industries, economies and communities. The primary focus for 2024 is the commercialization and capitalization of our businesses and the continuous innovation, development, engineering and actionable commercialization of our technologies and solutions.

Commercialization – Lines of Business

Comstock Fuels

Most current forms of renewable fuel draw from the same pool of conventional feedstocks, including corn and vegetable oils in the U.S., but the entire available supply of those feedstocks could only meet a small fraction of the rapidly growing demand for renewable fuels. Comstock's patented and patent-pending biorefining technologies unblock that constraint by converting underutilized lignocellulosic or "woody" biomass into biointermediates for refining drop-in and other renewable fuels.

Comstock Fuel’s objectives for the fourth quarter of 2024 include:

•	Execute multiple, revenue generating commercial agreements for industry-scale joint developments;
•	Advancing and expanding our innovation network for even higher yields and lower costs; and
•	Expand our integrated bio-intermediate production system, including cellulosic ethanol and HBO.

Additionally, closing on the $200 million SBCC direct equity and/or debt financing, enables our first commercial demonstration facility which is designed to be profitable and to confirm the scale of multiple industry facilities. Then, the Company plans to build its own, three U.S. based industrial scale facilities designed for inputs of up to 1 million tons per year of woody biomass feedstock and producing up to 125 million GGE of advanced biofuels, including renewable diesel and sustainable aviation fuels. Our commercialization plans also includes multiple, global joint development projects, with each joint development project, like SACL, with the potential for generating in millions of dollars of technical services and engineering revenues and license agreements for additional production facilities that generate royalty revenues.

Comstock Metals

End of life solar panels are one of the primary metals-based products that can cause a massive amount of pollution if simply allowed to be landfilled at the end of life with no recovery of any of the underlying metal values.

Comstock Metal’s objectives for the fourth quarter of 2024 include:

•	Commencing full, three-shift production of the demonstration scale production facility;
•	Confirming the ongoing ability to fully and cleanly reprocess and reuse all residual materials;
•	Advancing the technology readiness for broader material recycling, prioritizing photovoltaics, to TRL 7;
•	Expanding our existing revenue generating decommissioning, supply and offtake commitments; and
•	Commencing permitting for our first “industry-scale” facility in Silver Springs, NV.

Comstock Metals is operating its demonstration scale production facility in Silver Springs, NV, and has also secured the initial county level permits for industry-scale operations and storage and is actively engaged in garnering expanded revenue generating supply. Additionally, closing on the $22 million direct equity and/or debt financing, accelerates the deployment of the next two commercial demonstration facilities. Comstock Metals is also further expanding our business into decommissioning services both as a revenue generator and a feeder for our recycling business, and establishing markets for the sale of residual material including aluminum, glass and silver.

Comstock Mining

The Company has amassed the single largest known repository of historical and current geological data within the Comstock mineral district, including extensive geophysical surveys, geological mapping, and drilling data, including the Dayton resource.

On June 30, 2023, the Company signed a Mineral Exploration and Mining Lease Agreement (the “Mining Lease”) with Mackay. Mackay paid a lease initiation fee of $1,250,000 and made additional, quarterly lease payments to date totaling approximately $2,000,000.

The Company’s objectives for the fourth quarter of 2024 include:

•	Receive cash proceeds of more than $2 million from mineral leases and asset sales leveraging the northern district claims;
•	Commercialize mineral development agreements that enable resource expansion of the central district claims; and
•	Complete the preliminary mine plans that enables the economic development of the southern district claims.

The Company’s 2024 efforts apply economic analysis to Comstock’s existing gold and silver resources progressing toward preliminary economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and the development of post productive land and community development plans. Additionally, closing on the SBCC $50 million direct equity and/or debt financing, accelerates the development of the Dayton mine plan, broader resource expansions for the southern district claims and the design and engineering of the post productive real estate and community development plans.

Corporate Information

The Company’s executive offices are located at 117 American Flat Road, Virginia City, Nevada 89440 and its telephone number is (775) 847-5272. The Company’s mailing address is P.O. Box 1118, Virginia City, Nevada 89440. The Company’s web site address is www.comstock.inc. The Company’s web site and the information contained on, or that can be accessed through, the web site are not part of this prospectus.

FORWARD LOOKING STATEMENTS

Certain statements contained in this prospectus or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in this prospectus or incorporated by reference in this prospectus and our Annual Report on Form 10-K, and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; difficulties involved in developing renewable, decarbonizing and/or clean energy technologies, hazards and uncertainties associated with hazardous material and metal recycling, processing or mining and mineral extraction activities; the speculative nature of gold or mineral exploration, and aluminum, cadmium, copper, silica, silver, steel, and other metal and materials recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, material processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing, novel clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment, environmental reclamations and historical restorations and cash generating mineral production; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities, including research and development stage activities that may be presented to, or pursued by, us, including those involving quantum computing and material science based artificial intelligence supported advanced materials development and development services, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, collaborative research and development agreement, business combinations, asset and equity investment sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such aluminum, cadmium, copper, silica, silver, steel, and other metal and materials, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events, or otherwise.

RISK FACTORS

An investment in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks set forth under the caption “Risk Factors” in the Form 10-K and Form 10-Qs, which are incorporated in this prospectus by reference, as updated by any future filing we make under the Exchange Act. These risk are not the only ones faced by us. Additional risks not known, or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. Any of these risks might cause you to lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares offered hereby by the seller.

SELLING STOCKHOLDER

Information about the selling stockholder (excluding its subsequent transferees, pledgees, donees and successors) is identified below. The seller may from time to time offer and sell shares of our Common Stock pursuant to this prospectus or any applicable prospectus supplement.

	Before Offering	After Offering
Name	Total Number of Shares Beneficially Owned	Number of Shares Offered (1)	Shares Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering (1)
Alvin Fund LLC	8,785,566	6,864,696(2)	1,920,870	0.91%
(1)	Assumes all shares registered hereby are sold.
(2)

Please see Item 1. Business–Financing Events–Debt Financing Agreements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024, which is hereby incorporated herein by reference.

DESCRIPTION OF COMMON STOCK

The information appearing under “Item 1. Description of Registrant’s Securities to be Registered” in the Form 8-A, is hereby incorporated by reference. The Company currently has 210,504,989 shares of Common Stock issued and outstanding.

PLAN OF DISTRIBUTION

The seller may, from time to time, sell any or all of its shares of Common Stock on the NYSE AMERICAN or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of Common Stock are sold through underwriters or broker-dealers, the seller will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices. The seller may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the seller to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The seller may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the seller may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the seller (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the rules of the NYSE AMERICAN or other stock exchange on which the Common Stock is traded.

In connection with the sale of the Common Stock or interests therein, the seller may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The seller may also sell shares of the Common Stock short and deliver these securities to close out short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The seller may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The seller may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The seller and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the seller will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the seller or any other person. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required as determined by the Company in its sole discretion, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the seller and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. We will make copies of this prospectus available to the seller and have informed the seller of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale unless exempted from the prospectus delivery requirement.

The seller may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of seller to include the pledgee, transferee or other successors in interest as seller under this prospectus. The seller also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that any seller will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the seller of the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the seller will pay all underwriting discounts and selling commissions, if any.

VALIDITY OF THE SECURITIES

The validity of the securities offered and to be offered hereby and certain other legal matters will be passed upon for us by McDonald Carano LLP. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Comstock Inc. for the years ended December 31, 2023 and 2022 appearing in the Comstock Inc.’s 2023 Annual Report on Form 10-K have been audited by Assure CPA, LLC., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

6,864,696 Shares of Common Stock

October 24, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the Commission registration fee, are estimated.

Commission registration fee	$478.20
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$12,500.00
Miscellaneous expenses	$750.00
Total	$23,728.20

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: every director, officer, or employee of ours shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of us or is or was serving at our request as a director, officer, employee or agent of us, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board approves such settlement and reimbursement as being for our best interests. We shall provide to any person who is or was a director, officer, employee or agent of us or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 16. Exhibits

(a) The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit
10.1	Promissory Note, dated October 25, 2022, between Comstock Inc. and Alvin Fund LLC (previously filed with Securities and Exchange Commission on March 16, 2023 as exhibit 10.49 to the Company's 10-K (file number 001-35200/film number 23738729 and incorporated herein by reference).
10.2	Promissory Note, dated November 12, 2023, between Comstock Inc. and Alvin Fund LLC (previously filed with Securities and Exchange Commission on November 13, 2023 as exhibit 10.1 to the Company's Form 8-K (file number 001-35200/film number 231399497 and incorporated herein by reference).
5.1	Opinion of McDonald Carano LLP regarding the validity of the securities registered hereunder.
23.1	Consent of McDonald Carano LLP (included in Exhibit 5.1).
23.2	Consent of Assure CPA, LLC.
24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).
107	Filing Fee Table

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia City, Nevada, on October 24, 2024.

COMSTOCK INC.

By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Executive Chairman & Chief Executive Officer
(Principal Executive Officer and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Corrado De Gasperis as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Corrado De Gasperis
Corrado De Gasperis	Executive Chairman & Chief Executive Officer and Director	October 24, 2024
(Principal Executive Officer and Principal Financial Officer)

/s/ Kevin Kreisler
Kevin Kreisler	Director and Chief Technology Officer	October 24, 2024

/s/ Leo Drozdoff
Leo Drozdoff	Director	October 24, 2024

/s/ William Nance
William Nance	Director	October 24, 2024

/s/ Walter Marting
Walter Marting	Director	October 24, 2024

/s/ Guez Salinas
Guez Salinas	Director	October 24, 2024

/s/ Kristin Slanina
Kristin Slanina	Director	October 24, 2024

/s/ Matthew Bieberly
Matthew Bieberly	Chief Accounting Officer (Principal Accounting Officer)	October 24, 2024

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